Exhibit 10.1

PartnerRe Ltd.
Executive Stock-Settled Share Appreciation Right Agreement

[Name]
[Date]

          This Stock-Settled Share Appreciation Right (SSS) Agreement (the “Agreement”) commences and is made effective as of [Date], by and between PartnerRe Ltd. (the "Company"), and [Name] (the "Grantee"), an employee of the PartnerRe Group (PartnerRe Group is defined to include PartnerRe Ltd. and its affiliates and subsidiaries).

          WHEREAS, the Company desires to afford the Grantee the opportunity to purchase common stock, $1.00 par value, of the Company (“Stock”) pursuant to the PartnerRe Ltd. 2005 Employee Equity Plan (the “Plan”). Further, it is understood by the Grantee and the Company that it is the expectation of the Company that the Grantee will view the grant of such SSS with a long term view of increasing shareholder value and thereby retain a substantial portion of such SSS’s received during the period of employment subject to the expiration periods of such SSS’s awarded.

          NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Plan terms and provisions of which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

          2. Grant of SSS. Subject to the terms and conditions set forth herein, the Company hereby grants to the Grantee SSS (the “SSS”) to purchase up to, but not exceeding in the aggregate, the number of shares of Stock as set forth in the attachment to this Agreement (the “Notice of Grant”). Subject to the same terms and conditions set forth herein and in the Plan, the Company may make one or more additional grants of SSS to the Grantee by providing the Grantee with a new Notice of Grant, which shall include any differing terms and conditions. The Company reserves all rights with respect to the granting of additional SSS’s hereunder and makes no implied promise to grant additional SSS’s.

          3. Grant Price. The grant price per share of Common Stock of the SSS’s shall be the price provided in the Notice of Grant, (the “Grant Price”).

          4. Term of SSS. The term of the SSS shall be no longer than ten (10) years from the date of grant provided in the Notice of Grant (the “Date of Grant”), subject to earlier termination as provided in Section 6 hereof.

          5. Vesting of SSS. Subject to the terms, conditions and limitations contained herein, the SSS’s shall vest and become exercisable with respect to the Stock covered by such SSS’s in accordance with the following instalments:

  33% of the SSS’s on the first anniversary of the Date of Grant,
  33% of the SSS’s on the second anniversary of the Date of Grant, and
  34% of the SSS’s on the third anniversary of the Date of Grant.

          6. Termination of Employment. In the event the Grantee ceases to be an employee of the PartnerRe Group prior to the expiration of the term of the SSS, as provided in Section 4 above (the “Expiration Date”), the following restrictions apply,

If the Grantee ceases employment by reason of:

a. Death or Disability. (i) SSS’s which are vested on the date of termination shall remain exercisable for twelve (12) months following the date of termination of employment, but in no event shall such vested SSS’s remain exercisable later than the Expiration Date, and (ii) unvested SSS’s shall be forfeited on the date of such termination.

For the purposes of Section 6.a. above, unless otherwise determined by the Committee, the definition of each of the above stated reasons for termination of employment shall have the same meaning as provided either in the Grantee’s jurisdictional legislation or the Company employee benefit plans in which the employee participates.

b. Company with Cause, Company without Cause, Employee Termination with Good Reason, Employee Termination without Good Reason (other than for Retirement). (i) SSS’s which are vested on the date of termination shall remain exercisable for three (3) months following the date of termination of employment, but in no event shall such vested SSS’s remain exercisable later than the Expiration Date, and (ii) unvested SSS’s shall be forfeited on the date of such termination.

c. Retirement. (i) SSS’s, which are vested on the date of termination, shall remain exercisable until the Expiration Date, and (ii) unvested SSS’s shall continue to vest under the original vesting provisions for thirty-six (36) months following the date of termination of employment and shall remain exercisable until the Expiration Date.

d. Post-termination Covenants. Notwithstanding the provisions of section 6.c. above, the continuation of the vesting and exercise periods following retirement is contingent upon the Executive’s compliance with the limitations on his business activity, including; (i) refraining from competing in the reinsurance business in the locations where PartnerRe does business, and, (ii) refraining from soliciting employees or customers of PartnerRe to a company that competes in the reinsurance business in the locations where PartnerRe does business, and (iii) disclosing confidential information of PartnerRe (unless legally required to do so); until the sooner of (i) thirty–six (36) months following retirement, or (ii) until all SSS’s granted pursuant to this agreement have vested and have been exercised or expired.

e. Retirement. As defined under this agreement is a voluntary termination after achieving any of the following age and service combinations:
55 years old with 10 years of service; or
58 years old with 8 years of service; or
60 years old with 5 years of service.

In the event that any of the terms laid down in the Grantee’s contract of employment conflict with the provisions of this section, the contract of employment shall prevail.

          7. No Rights as a Shareholder. The Grantee shall have no rights as a shareholder with respect to any Stock issuable upon the exercise of any SSS until the date of issuance of said Stock by the Company’s Share Register. No adjustments, other than as provided in Section 11 of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such Stock is issued.

          8. Transferability. SSS’s may be transferable, to the extent provided in this Agreement, to any person or entity who would be considered a “family member” of the Participant for purposes of Form S-8 under the U.S. Securities Act of 1933.

          9. Method of Exercising SSS’s. Subject to the terms and conditions of this Agreement, Company Designated Insiders will need to request pre-clearance from Group Legal in compliance with PartnerRe Ltd.’s Trading Policy in order to trade in PartnerRe Ltd. shares. Grantees will need to complete the Company’s Notice of Exercise form stating their election to exercise SSS’s and it shall be signed by the person or persons so exercising the SSS’s and forwarded to Group HR. Procedures are provided by the Company.

Upon receipt of the Notice of Exercise and in compliance with the PartnerRe Ltd. Trading Policy, the Company shall deliver to the Grantee Common Shares issued in the Grantee’s name for the number of Common Shares, to the nearest number of whole shares, which represent the increase (if any) between the Fair Market Value of the Common Shares on the date of exercise over the Fair Market Value of the Common Shares on the date of grant.

          11. Data Protection. The Grantee hereby acknowledges and agrees that PartnerRe Group may process personal data about the Grantee in relation to the SSS’s herein. The Grantee acknowledges that, in connection with the above and strictly for said purposes, some of this personal data may be transferred internally to other affiliates of the Company and externally to the Company's broker E-Trade in the U.S.A and to Hewlett-Packard Gmbh, in Switzerland, which is responsible for the technical and operational aspects of the Company's human resource systems. The Grantee shall have the right to access and rectify personal data maintained by PartnerRe Group.

          The Grantee hereby gives his or her explicit consent to PartnerRe Group to transfer or process any such personal and/or sensitive data outside of the country in which he or she is providing services.

          12. Rights or Entitlements. The Grantee hereby acknowledges and agrees that this award does not provide any entitlement to any benefit other than that granted under the Plan. The Grantee further acknowledges and agrees that any benefits granted under the Plan are not a part of such Grantee’s base salary or other compensation, and will not be considered a part of any pension or severance payments in the event of a termination of the Grantee’s employment or service for any reason.

          13. Change in Control. Upon a Change in Control, all SSS’s will be subject to Section 12 of the Plan.

          14. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

          15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Bermuda without reference to the principles of conflicts of laws thereof.

          16. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

PARTNERRE LTD.

By:

Name:	Diana Wilson
Title:	Group Compensation & Benefits

GRANTEE

By:

Name:

Grant Number:

<NAME>	Grant Number:	#
PartnerRe Ltd.	Stock Plan:	EEP
96 Pitts Bay Road	ID:	#
Pembroke HM08, Bermuda

	Grant Date:	<DATE>
	Type of Grant:	Stock-Settled Share Appreciation Right
	Number of SSS:	#
	Grant Price:	$

Vesting Schedule:

	Shares	Vest Type	Full Vest	Expiration
	#	On Vest Date	<DATE>	<DATE>
	#	On Vest Date	<DATE>	<DATE>
	#	On Vest Date	<DATE>	<DATE>

For further information, please see the Stock Plan Information folder in the Human Resource section on PartnerRe link.

By your signature and the Company's signature below, you and the Company agree that these Stock-Settled Share Appreciation Rights are granted under and are governed by the terms and conditions of the PartnerRe Ltd. 2005 Employee Equity Plan and the Stock-Settled Share Appreciation Right Agreement.

PartnerRe Ltd.	Date

<NAME>	Date

96 Pitts Bay Road	Telephone (1 441) 292 0888
Pembroke HM 08, Bermuda	Telefax (1 441) 296 2250 http://www.partnerre.com